Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated April 1, 2024, with respect to the consolidated financial statements of AmpliTech Group, Inc. for the years ended December 31, 2023 and 2022, in its Registration Statement on Form S-3/A pertaining to the registration of $200,000,000 of securities described in the prospectus. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

April 19, 2024